As filed with the Securities and Exchange Commission on February 7, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SELINA HOSPITALITY PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6th Floor, 2 London Wall Place Barbican, London EC2Y 5AU England	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Selina Hospitality PLC Amended and Restated 2018 Global Equity Incentive Plan

Selina Hospitality PLC 2022 Omnibus Equity Incentive Plan

Selina Hospitality PLC 2022 Employee Share Purchase Plan

(Full titles of the plans)

Selina US Real Estate LLC

437 SW 2nd St.

Miami, FL 33130

(Name and address of agent for service)

(786) 652-7666

(Telephone number, including area code, of agent for service)

Copies to:

Erin E. Martin

Benjamin Stein

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Ave. NW

Washington, DC 20004

Tel: 1.202.739.3000

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Selina Hospitality PLC (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) this registration statement on Form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”) (i) 5,487,425 ordinary shares, nominal value $0.005064 (to six decimal places) per share (the “Ordinary Shares”), of the Company reserved for issuance under the Selina Hospitality PLC Amended and Restated 2018 Global Equity Incentive Plan (the “2018 Plan”), (ii) 11,114,553 Ordinary Shares of the Company reserved for issuance under the Selina Hospitality PLC 2022 Omnibus Equity Incentive Plan (the “2022 Omnibus Plan”) and (iii) 2,907,970 Ordinary Shares of the Company reserved for issuance under the Selina Hospitality PLC 2022 Employee Share Purchase Plan (the “2022 ESPP” and, together with the 2018 Plan, and 2022 Omnibus Plan, the “Plans”). Each of the Plans has been approved by the Company’s board of directors (the “Board”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to each participant in the Plans as specified by the Commission pursuant to Rule 428(b)(1) promulgated under the Securities Act. Such documents are not required to be and are not being filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

The Company will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

(a) The Company’s prospectus dated September   30, 2022 (the “Prospectus”), filed by the Company pursuant to Rule 424(b) under the Securities Act relating to the registration statement on Form F-4 filed on August  9, 2022 (File No.  333-266715) (as amended by the Forms F-4/A filed on September  23, 2022, September  29, 2022 and September 30, 2022, respectively).

(b) The Company’s registration statement on Form F-1 filed on November  30, 2022 (as amended by Form F-1/A filed on January 23, 2023).

(c) The Company’s Current Reports on Form 6-K, filed with the Commission on January  27, 2023, December  27, 2022, and November 3, 2022, respectively.

(d) The description of the Company’s Ordinary Shares contained in its registration statement on Form 8-A filed with the Commission on October 27, 2022 (File No. 001-41543), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Articles of Association of Selina Hospitality PLC

The Company’s Articles of Association provides that a director or former director of the Company or an associated company may be indemnified out of the Company’s assets against: (a) any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the Company or an associated company; (b) any liability incurred by that director in connection with the activities of the Company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 253(6) of the Companies Act of 2006 of the United Kingdom (the “Companies Act”)); and (c) any other liability incurred by that director as an officer of the Company or an associated company. The article does not authorize any indemnity that would be prohibited or rendered void by any provision of the Companies Act or by any other provision of law. The Board may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant director in respect of any relevant loss.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling the Company pursuant to the foregoing, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Companies Act of 2006 of the United Kingdom

Generally, under the Companies Act, any provision by which the Company directly or indirectly provides an indemnity (to any extent) for a director of the Company or of an “associated company” (i.e., a company that is a parent, subsidiary or sister company of the Company) against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director is (subject to certain exceptions specified under the Companies Act) void.

Indemnification Agreements and D&O Insurance

The Company has entered into indemnification agreements with certain of its directors, executive officers, and other employees that require the Company to, among other things, indemnify such individuals against certain liabilities that may arise by reason of their status or service as directors, executive officers, or employees. In addition, the Company maintains directors’ and officers’ insurance to insure such persons against certain liabilities.

The above discussion of the Company’s Articles of Association, the Companies Act, and Indemnification Agreements is not intended to be exhaustive and is respectively qualified in its entirely by such Articles of Association, Indemnification Agreements, and applicable laws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Index to Exhibits attached hereto.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers, or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1*	Opinion of Morgan, Lewis & Bockius LLP with respect to the legality of the Ordinary Shares.

23.1*	Consent of Baker Tilly US, LLP, independent registered public accounting firm for the Company.

23.2*	Consent of Marcum LLP, independent registered public accounting firm for BOA Acquisition Corp.

23.3*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 to this Registration Statement).

24.2*	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement).

99.1	Selina Hospitality PLC Amended and Restated 2018 Global Equity Incentive Plan, incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form F-4 (File No. 333-266715), as amended, filed with the SEC on August 9, 2022.

99.2	Selina Hospitality PLC 2022 Omnibus Equity Incentive Plan, incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form F-4 (File No. 333-266715), as amended, filed with the SEC on August 9, 2022.

99.3	Selina Hospitality PLC 2022 Employee Share Purchase Plan, incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form F-4 (File No. 333-266715), as amended, filed with the SEC on August 9, 2022.

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 7th day of February, 2023.

SELINA HOSPITALITY PLC

By:	/s/ Rafael Museri
	Name:	Rafael Museri
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Selina Hospitality PLC hereby severally constitute and appoint Rafael Museri and Barbara Zubiria, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendment to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Selina Hospitality PLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on or before this 7th day of February, 2023.

Signature	Title of Capacities	Date
/s/ Rafael Museri	Chief Executive Officer and Director (Principal Executive Officer)	February 7, 2023
Rafael Museri

/s/ Barbara Zubiria Barbara Zubiria	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 7, 2023

/s/ Catherine Dunleavy	Director	February 7, 2023
Catherine Dunleavy

/s/ Eric Foss	Director	February 7, 2023
Eric Foss

/s/ Eileen Moore	Director	February 7, 2023
Eileen Moore

/s/ Daniel Rudasevski	Director	February 7, 2023
Daniel Rudasevski

/s/ Richard Stoddart	Director	February 7, 2023
Richard Stoddart

/s/ Adi Soffer Teeni	Director	February 7, 2023
Adi Soffer Teeni

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Selina Hospitality PLC has signed this registration statement on February 7, 2023.

Selina US Real Estate LLC

By:	/s/ Steven O’Hayon
	Name:	Steven O’Hayon
	Title:	Manager